Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Completes Acquisition of Telerik and Expands Executive Management Team

Acquisition Extends Leadership in App Dev, Deployment and Integration with Cross-Platform Tools and Technology

BEDFORD, MA, December 2, 2014 — Progress (NASDAQ: PRGS), announced today that it has completed its acquisition of Telerik AD, a provider of tools and technologies to address the entire application development lifecycle. Through this acquisition, Progress will now provide comprehensive cloud and on-premise platform offerings that enable developers to rapidly create beautiful applications, driven by data for any web, desktop or mobile platform. The acquisition builds on Progress’ strong heritage of enabling developers to rapidly create data-driven, device and platform agnostic applications.

Progress acquired Telerik for an aggregate purchase price of approximately $262.5 million.  Progress funded the purchase price from a combination of existing cash resources and a $150 million term loan, which is part of a new $300 million term and revolving credit facility with JPMorgan Chase Bank, N.A. and a syndicate of other lenders. In addition, a portion of the purchase price payable to Telerik’s founders and certain other key employees is payable in restricted stock units, subject to a vesting schedule and continued employment.

Developer-Driven Products

Telerik, which will be known as Telerik: a Progress Company, has been at the forefront of innovation for more than twelve years, enabling developers at more than 450 of the Fortune 500 to deliver best-in-class web, desktop and mobile applications. Customers that deploy Telerik tools and technologies in combination with Progress solutions for development, deployment and integration will benefit from app dev support, at every level-from a clean UI to data integration and cloud services-across .NET, JavaScript, NodeJS, and ABL.

Adding Telerik® products to the Pacific™ Platform as a Service (PaaS) will enable Progress to create a very powerful developer experience, not only by offering tools to build highly customized user interfaces, but also to help relieve the complexity of managing back-end services. Telerik’s cloud-based mobile application development platform, which has been named to the “Visionary” category of Gartner’s Magic Quadrant for Mobile Application Development Platforms, strongly complements Progress’ Rollbase® and Modulus™ product offerings, providing a full lifecycle industry-best mobile application development platform for JavaScript developers.

Progress Further Enhances Visionary Leadership Team

In addition to a synergistic product portfolio, the acquisition combines two talented teams of industry visionaries. Under the leadership of CEO Phil Pead, Progress has appointed several Telerik executives to senior-level positions. Telerik co-CEO and co-founder, Vassil Terziev has become Chief Innovation Officer, and co-CEO and co-founder Svetozar Georgiev has become Senior Vice President of Application Platforms for the Application Development and Deployment business unit. Dimitre Taslakov, Chief Talent Officer for Telerik, will become Chief Talent Officer for the overall Progress business. All three individuals will serve on the company’s executive committee.

Supporting Quotes

Phil Pead, President and Chief Executive Officer at Progress said: “Developers have more freedom than ever before. But there are inherent challenges-platform preference, cross functional capabilities, competitive and customer pressure to deliver the most attractive, yet fully-functional apps that work across the myriad devices available today. Through the Telerik acquisition, Progress is easing the development burden by becoming the preferred destination for the entire developer community. In addition to stellar products, including Telerik DevTools, Telerik Platform and Telerik Sitefinity®, Telerik brings with it the people that made Telerik great-those that understand the needs of its community and can keep pace with the highly-diverse and demanding world of application development. The knowledge, spirit and passion that this organization brings to Progress will undoubtedly impact us, our customers and partners in a highly-positive way.”

Vassil Terziev, Chief Innovation Officer at Progress, formally Co-Founder and Co-CEO at Telerik said: “Joining the Progress executive management team is the next step in a journey for us that has been nothing short of amazing. We’ve been true partners to more than 130,000 customers for more than twelve years. In our new capacity at Progress, we will be able to leverage this experience in building a high-growth, successful organization and deliver amazing value to our combined customer base."

Leonard Nagel, SVP of Technology and Services, at Suncoast Solutions said: “We are thrilled that Progress and Telerik are joining forces and hope other partners and customer dev teams see the same value and successes that we’ve seen using both company’s industry leading tools. As a healthcare industry solutions provider, it’s life-critical that we provide seamless customer care across lines of business. We’ve used the Progress® OpenEdge® product to build and manage the back-end of our SaaS-based (EHR) Electronic Health Record applications and are also using Telerik’s Kendo® product to bring our application experience to a whole new level for our customers. We look forward to continuing our path to innovation with the combined organization.”

Additional Resources

Progress Corporate Blog
Follow Progress on Twitter, Facebook, LinkedIn and Google+

About Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies the development, deployment and management of business applications on-premise or in the cloud, on any platform or device, to any data source, with enhanced performance, minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

About Telerik AD

Telerik empowers its customers to create compelling app experiences across any screen. Their end-to-end platform uniquely combines industry-leading UI tools with cloud services to simplify the entire app development lifecycle. Telerik tools and services can be adopted individually or as a platform and seamlessly integrated with other popular developer solutions. More than 130,000 customers from 60,000 organizations in 94 countries depend on Telerik products, including more than 450 of the Fortune 500®, academic institutions, governments and non-profits. For additional information about Telerik, please visit telerik.com or follow @telerik on Twitter.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress Software has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

These statements are based on our current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements.  Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by factors that could cause them to differ materially from those expressed or implied in the forward-looking statements.  We can give no assurance that expectations will be attained.   Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward looking statements include: the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress Software's or Telerik’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; and uncertainties as to whether Telerik’s business will be successfully integrated with Progress Software's business. For further information regarding risks and uncertainties associated with Progress Software’s business, please refer to Progress Software’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2013. Progress Software undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Contacts:

Rachel Godwin
Progress Software
+44 (0) 1344 386387
rachel.godwin@progress.com

Erica Burns
Telerik: a Progress Company
888 365 2779 ext. 154
Erica.Burns@telerik.com

Progress, OpenEdge, Pacific, Rollbase, Modulus,Telerik, Sitefinity, and Kendo are trademarks or registered trademarks of Progress Software Corporation or one of its affiliates or subsidiaries. Any other names contained herein may be trademarks of their respective owners.

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